Exhibit 99.2

Supplemental and Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses in this document certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other expense, (iv) adjusted income tax expense, (v) adjusted net income, (vi) adjusted diluted earnings per share, (vii) adjusted sales and (viii) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document). There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income, operating expenses and other expense adjusted for  restructuring, integration and other expenses including acquisition or divestiture related costs and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income, operating expenses and other expenses  without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales and adjusted operating expense to gross profit ratio, which is defined as adjusted operating expenses (as defined above) divided by gross profit.

Management also believes income tax expense, net income and diluted EPS adjusted for the impact of the items described above and certain items impacting income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted EPS excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

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ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable from both continuing and discontinued operations.

•

ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents.

•

WC velocity is defined as annualized adjusted sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable from both continuing and discontinued operations.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Quarters Ended
	October 1,	October 3,
	2016*	2015*
	$ in thousands, except per share amounts

GAAP sales - continuing operations	$4,173,405	$4,600,802
Sales - TS discontinued operations	1,866,901	2,368,892
Adjusted sales	6,040,306	6,969,694

Gross profit - continuing operations	$525,485	$563,256
Gross profit - TS discontinued operations	190,443	228,220
Adjusted gross profit	715,928	791,476

GAAP selling, general and administrative expenses - continuing operations	$365,025	$380,751
Amortization of intangible assets and other - continuing operations	(2,378)	(2,848)
GAAP selling, general and administrative expenses - discontinued operations	164,672	177,805
Amortization of intangible assets and other - discontinued operations	(4,493)	(4,643)
Adjusted operating expenses	$522,826	$551,065

GAAP operating income - continuing operations	$130,991	$169,987
Restructuring, integration and other expenses- continuing operations	29,469	12,518
Amortization of intangible assets and other - continuing operations	2,378	2,848
Adjusted operating income - continuing operations	162,838	185,353

GAAP operating income - discontinued operations	21,547	36,975
Restructuring, integration and other expenses- discontinued operations	4,224	13,440
Amortization of intangible assets and other - discontinued operations	4,493	4,643
Adjusted operating income - discontinued operations	30,264	55,058

Adjusted operating income	$193,102	$240,411

GAAP other income (expense), net - continuing operations	$(13,733)		$882
Acquisition related FX hedging and financing costs	11,007		-
Adjusted other income (expense), net - continuing operations	(2,726)		882

Other income (expense), net - discontinued operations	2,028		(6,736)

Adjusted other income (expense), net	$(698)		$(5,854)

Total adjustments to income before income taxes - continuing operations	42,854		15,366
Total adjustments to income before income taxes - discontinued operations	8,717		18,083

GAAP income tax expense - continuing operations	$21,435		$37,849
Restructuring, integration and other expenses - continuing operations	9,246		4,447
Amortization of intangible assets and other - continuing operations	597		777
Acquisition related FX hedging and financing costs	2,738		-
Discrete income tax items	1,365		(852)
Adjusted income tax expense - continuing operations	35,381		42,221

GAAP income tax expense - discontinued operations	$21,295		$9,403
Restructuring, integration and other expenses- discontinued operations	1,267		4,386
Amortization of intangible assets and other - discontinued operations	1,342		1,530
Discrete income tax items - discontinued operations	(14,584)		473
Adjusted income tax expense - discontinued operations	9,320		15,792

Adjusted income tax expense	$44,701		$58,013

GAAP net income - continuing operations	$68,586		$110,988
Restructuring, integration and other expenses (net of tax) - continuing operations	20,223		8,071
Amortization of intangible assets and other (net of tax) - continuing operations	1,781		2,071
Acquisition related FX hedging and financing costs- continuing operations	8,269		-
Discrete income tax expense	(1,365)		852
Adjusted net income - continuing operations	97,494		121,982

GAAP net income - discontinued operations	$257		$19,266
Restructuring, integration and other expenses (net of tax) - discontinued operations	2,956		9,054
Amortization of intangible assets and other (net of tax) - discontinued operations	3,151		3,113
Discrete income tax expense	14,584		(473)
Adjustments to net income (net of tax) - discontinued operations	20,948		30,960

Adjusted net income	$118,442		$152,942

GAAP diluted EPS - continuing operations	$0.53		$0.82
Restructuring, integration and other expenses (net of tax) - continuing operations	0.16		0.06
Amortization of intangible assets and other (net of tax) - continuing operations	0.01		0.02
Acquisition related FX hedging and financing costs- continuing ops	0.06		-
Discrete income tax items	(0.01)		-
Adjusted diluted EPS - continuing operations	0.75	-	0.89

GAAP diluted EPS - discontinued operations	$0.00		$0.14
Restructuring, integration and other expenses (net of tax) - discontinued operations	0.02		0.07
Amortization of intangible assets and other (net of tax) - discontinued operations	0.02		0.02
Discrete income tax items	0.11		-
Adjusted diluted EPS - discontinued operations	0.16		0.23

Adjusted diluted EPS	$0.91		$1.12

* May not foot due to rounding

Organic Sales

Adjusted sales is defined as sales as reported plus sales from discontinued operations. But for the discontinued nature of the TS business, TS sales are otherwise determined in accordance with GAAP. Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following tables present the reconciliation of reported sales from both continuing operations and discontinued operations to organic sales for the first quarter of fiscal 2016. Reported sales were the same as organic sales for both continuing operations and discontinued operations in the first quarter of fiscal 2017. Fiscal 2016 reported sales have been adjusted from historical reported amounts due to the transfer of the embedded computing solutions business from TS to EM in the first quarter of fiscal 2016.

	First Quarter Ended
		Acquisitions (1)
	As Reported -	& Estimated Extra	Organic Sales -
	Fiscal 2016	Week of Sales (2)	Fiscal 2016
	(in millions)
EM (continuing operations)	$4,600.8	$(300.0)	$4,300.8
TS (discontinued operations)	2,368.9	(178.1)	2,190.8
EM (continuing operations)
Americas	$1,375.5	$(82.0)	$1,293.5
EMEA	1,338.1	(92.0)	1,246.1
Asia	1,887.2	(126.0)	1,761.2
TS (discontinued operations)
Americas	$1,398.5	$(130.0)	$1,268.4
EMEA	677.1	(25.2)	652.0
Asia	293.4	(23.0)	270.4

(1)	Includes the following acquisitions:

• Orchestra Service Gmbh acquired in November 2015 in the TS EMEA Region

• ExitCertified Corporation acquired in January 2016 in the TS Americas Region

(2)	The impact of the additional week of sales in the first quarter of fiscal 2016 is estimated

			Sales		Organic
	Sales		As Reported		Sales
	As Reported	Sales	Year-Year %	Organic	Year-Year %
	and Organic	As Reported	Change in	Sales	Change in
	Q1-Fiscal	Year-Year	Constant	Year-Year	Constant
	2017	% Change	Currency	% Change	Currency
	(Dollars in thousands)
EM	$4,173,405	(9.3)%	(9.7)%	(3.0)%	(3.4)%
TS	1,866,901	(21.2)	(20.3)	(14.8)	(13.8)
EM
Americas	$1,305,809	(5.1)%	—	1.0%	—
EMEA	1,265,294	(5.4)	(5.3)%	1.5	1.7%
Asia/Pacific	1,602,302	(15.1)	(16.1)	(9.0)	(10.1)
TS
Americas	$1,043,534	(25.4)%	—	(17.7)%	—
EMEA	580,256	(14.3)	(10.0)%	(11.0)	(6.5)%
Asia/Pacific	243,111	(17.1)	(18.3)	(10.1)	(11.4)

ROWC, ROCE and WC Velocity

The following tables (in thousands) present the calculations for ROWC, ROCE and WC velocity.

		Q1 FY16	Q1 FY17
Adjusted sales (1)		$6,969,694	$6,040,306
Adjusted sales, annualized (2)	(a)	26,385,270	24,161,224
Adjusted operating income (1)		240,411	193,102
Adjusted annualized operating income	(b)	910,127	772,408
Adjusted effective tax rate (3)		27.8%	27.4%
Adjusted annualized operating income, after tax	(c)	657,203	560,768
Average monthly working capital
Accounts receivable		4,787,201	4,750,167
Inventories		2,745,479	2,863,894
Accounts payable		(3,182,154)	(2,842,674)
Average working capital	(d)	$4,350,526	$4,771,387
Average monthly capital employed	(e)	$5,909,334	$6,339,097
ROWC = (b) / (d)		20.9%	16.2%
WC Velocity = (a) / (d)		6.1	5.1
ROCE = (c) / (e)		11.1%	8.9%

(1)	See reconciliation to GAAP amounts in the preceding tables in this supplemental and Non-GAAP Financial Information section.
(2)	Annualized amounts for Q1 FY16 are based on a 53-week fiscal year.
(3)

Adjusted effective tax rate for each quarterly period in a fiscal year is based upon the currently anticipated annual effective tax rate, excluding the tax effect of the income tax adjustments above in the reconciliation to GAAP amounts in this Non-GAAP Financial Information section.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the second quarter of fiscal 2017.

	High End of	Low End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance - continuing operations	$0.79	$0.69
Restructuring, integration and other expense (net of tax)	(0.08)	(0.16)
Amortization of intangibles and other (net of tax)	(0.03)	(0.07)
Other expense (net of tax)	(0.14)	(0.18)
Income tax expense adjustments	-	0.02
GAAP diluted earnings per share guidance - continuing operations	$0.54	$0.30